Exhibit 4.9
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, HYPOTHECATED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.
JED OIL INC.
AMENDED AND RESTATED
SENIOR SUBORDINATED CONVERTIBLE NOTE

US $5,765,000	May 24, 2006
Calgary, Canada
          This note (“Note”) amends and restates in its entirety an existing promissory note dated August 3, 2005, in the original principal amount of US$20,000,000 issued by JED Oil Inc., a corporation incorporated under the laws of the Province of Alberta, Canada (the “Company”), in favor of JED Funding, Ltd., a California limited partnership (the “Holder”) (the “Prior Note”). It is expressly intended, understood and agreed that all amounts outstanding under the Prior Note as of the date hereof shall be considered outstanding under this Note from and after the date hereof and therefore shall not be considered paid (nor shall the Company’s obligation to pay such amounts be considered discharged or satisfied) as a result of the issuance of this Note.
          FOR VALUE RECEIVED, the Company promises to pay to the Holder or registered assigns, the principal amount of US $5,765,000, and to pay interest (computed on the basis of a 360-day year) (a) on the unpaid principal amount at the rate of ten percent (10%) quarterly in arrears commencing on August 1, 2006 and thereafter on the first day of each February, May, August and November (each, an “Interest Payment Date”) and (b) to the extent permitted by law on any overdue payment of the principal amount at the rate of twelve percent (12%) per annum. Principal and accrued but unpaid interest hereunder shall be due and payable on demand on or after the Maturity Date (as defined in Section 5 hereof), unless converted by the Holder in accordance with Section 6 hereof.
          Payments of principal and interest shall be made in lawful money of the United States of America by check and mailed to the address of the Holder specified in Section 10(d).
          This Note is subject to the following terms and conditions:
          (a)     Note Subordination. The indebtedness evidenced by this Note is subordinate and subject in right of payment as to principal and interest to the prior payment in full of all principal, premium, if any, and interest on all indebtedness of the Company, regardless of when incurred, including indebtedness incurred after the date hereof, for money borrowed from the Company’s principal banking institution (“Senior Debt”). Upon maturity of any Senior Debt, payment in full must be made on such Senior Debt before any payment is made on or in respect of this Note. During the continuance of any default with respect to any Senior Debt entitling the

4th Senior Sub Convertible Note (Amended and Restated)

holder thereof to accelerate the maturity thereof, or if any such default would be caused by any payment upon or in respect of this Note, no payment may be made by the Company upon or in respect of the Notes. Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of the principal of and premium, if any, and interest on the Notes will be subordinated to the prior payment in full of all Senior Debt. (Such subordination will not prevent the occurrence of any event of default, as set forth in section 2 below.)
          (b)     Default.
                    (i)     Default. The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) hereunder:
                              (1)     if the Company shall default in the punctual payment of any sum payable with respect to, or in the observance or performance of any of the agreements, promises, covenants, terms and conditions of any of, the Notes;
                              (2)     if any warranty, representation or statement of fact made herein by the Company is false or misleading in any material respect when made;
                              (3)     if the Company or any significant subsidiary, as defined in Rule 405 of the Rules and Regulations under the Securities Act of 1933, as amended (“Significant Subsidiary”) shall be dissolved or liquidated or any proceeding for dissolution or liquidation of the Company or any Significant Subsidiary is commenced or the Company or any Significant Subsidiary fails to maintain its corporate existence;
                              (4)     if the Company or any Significant Subsidiary becomes insolvent (however defined or evidenced) or makes an assignment for the benefit of creditors (or similar arrangement under the laws of any province of Canada);
                              (5)     if there shall be filed by or against the Company or any Significant Subsidiary any petition for any relief under the bankruptcy laws of Canada or of the United States now or hereafter in effect or any proceeding shall be commenced with respect to the Company or any Significant Subsidiary under any insolvency, readjustment of debt, reorganization, dissolution, liquidation or similar law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), provided that in the case of any involuntary filing or the commencement of any involuntary proceeding against the Company or any Significant Subsidiary such proceeding or petition shall have continued undismissed and unvacated for at least 60 days;
                              (6)     if the usual business of the Company or any Significant Subsidiary shall cease or be terminated or suspended;
                              (7)     if any proceeding, procedure or remedy supplementary to or in enforcement of judgment shall be commenced against, or with respect to any property of, the Company or any Significant Subsidiary; or
                              (8)     if any petition or application to any court or tribunal, at law or in equity, be filed by or against the Company or any Significant Subsidiary for the appointment of any receiver or trustee for the Company or any Significant Subsidiary or any part of the property of the Company or any Significant Subsidiary, provided that in the case of any involuntary filing

4th Senior Sub Convertible Note (Amended and Restated)

against the Company or any Significant Subsidiary, such proceeding or appointment shall have continued undismissed and unvacated for at least 60 days.
                    (ii)     Remedies Upon Default. If any Event of Default shall occur for any reason, then and in any such event, in addition to all rights and remedies of the Holder under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Holder may, at its option, declare any or all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable interest rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, attorney’s fees and legal expenses.
                    (iii)     The Company’s Waivers. The Company (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for the Holder to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against the Company is hereby expressly waived by the Company.
                    (iv)     Certain Obligors. The Holder may proceed against the Company and any guarantors or endorsees hereof in such order and manner as the Holder may choose. None of the rights of the Holder shall be waived or diminished by any failure or delay in the exercise thereof.
          (c)     Covenants. The Company covenants and agrees that, so long as this Note is outstanding and unpaid:
                    (i)     Payment of Note. The Company will punctually pay or cause to be paid the principal, premium, if any, and Interest on this Note at the dates and places and in the manner specified herein. Any sums required to be withheld from any payment of principal, premium, if any, or Interest on this Note by operation of law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Company and paid over in accordance therewith. In the event any restriction is placed upon payment of principal, premium, if any, or Interest by virtue of a currency or monetary control law, rule or regulation of Canada or of the United States Federal Government, as set forth in a written notice delivered to the Holder within thirty (30) days after the imposition of such a restriction, such payments shall be deposited to the account of the payee in a bank, trust company or other financial institution in the United States, as directed by the payee. Such payment or deposit will be deemed payment to the Holder.
          Nothing in this Note or in any other agreement between the Holder and the Company shall require the Company to pay, or the Holder to accept, interest in an amount which would subject the Holder to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due under this Note or provided for in any other agreement between the Company and the Holder are or could be held to be in the nature of interest and would subject the Holder to any penalty or forfeiture under applicable law, then ipso facto the obligations of the Company to make such payment to the Holder shall be reduced to the highest rate authorized under applicable law and, in the event that the Holder shall have ever received, collected, accepted or applied as interest any amount in excess of the maximum

4th Senior Sub Convertible Note (Amended and Restated)

rate of interest permitted to be charged by applicable law, such amount which would be excess interest under applicable law shall be applied first to the reduction of principal then outstanding, and, second, if such principal amount is paid in full, any remaining excess shall forthwith be returned to the Company.
                    (ii)     Maintenance of Corporate Existence: Merger and Consolidation. The Company will at all times cause to be done all things necessary or appropriate to preserve and keep in full force and effect its corporate existence and the corporate existence of any Significant Subsidiary and all of its rights and franchises and shall not consolidate with or merge into any other corporation or transfer all or substantially all of its assets to any person unless (i) the corporation formed by such consolidation or into which the Company is merged or to which the assets of the Company are transferred is a corporation that expressly assumes all of the obligations of the Company under this Note and (ii) after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.
                    (iii)     Maintenance of Properties. The Company will reasonably maintain in good repair, working order and condition, reasonable wear and tear excepted, its properties and other assets, and those of its Significant Subsidiaries, and from time to time make all necessary or desirable repairs, renewals and replacements thereto.
                    (iv)     Payment of Taxes. The Company will use its best efforts to pay or discharge or cause to be paid, set aside for payment or discharge, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or upon its income, profits or property; provided, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount or validity is being contested in good faith by appropriate proceedings.
                    (v)     Compliance with Statutes. The Company will and will cause its Significant Subsidiaries to comply in all material respects with all applicable statutes and regulations of the provinces of Canada and of the United States of America and of any state or municipality, and of any agency thereof, in respect of the conduct of business and the ownership of property by the Company and its Significant Subsidiaries; provided, that nothing contained in this Section 3(e) shall require the Company or a Significant Subsidiary to comply with any such statute or regulations so long as its legality or applicability shall be contested in good faith.
                    (vi)     Reports; Financial Statements: No Adverse Change. The financial statements included in the Company’s filings (the “SEC Filings”) with United States Securities and Exchange Commission did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements included in the SEC Filings (including the related notes and schedules) fairly present, as of December 31, 2004, the financial position and results of operations for the periods set forth therein (subject, in the case of unaudited statements, to the omission of certain notes not ordinarily accompanying such unaudited financial statements, and to normal year-end audit adjustments which are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the period involved. Since December 31, 2004, there has been no material adverse change in the Company’s or a

4th Senior Sub Convertible Note (Amended and Restated)

Significant Subsidiary’s business, properties, financial condition or results of operations, except as disclosed in the SEC Filings.
                    (vii)     Restrictions on Dividends, Redemptions, Etc. The Company will not (i) declare or pay any dividend or make any other distribution of the Company, except dividends or distributions payable in equity securities of the Company.
                    (viii)     Transactions with Affiliates. Neither the Company nor any of its Significant Subsidiaries will itself, and will not permit any of their respective officers or directors, or holder of 5% or more of the Company’s Common Stock, to engage in any transaction of any kind or nature with any affiliate of the Company or any Significant Subsidiary, other than transactions with any wholly-owned subsidiary of the Company or any Significant Subsidiary or pursuant to the terms of any agreement existing as of the date hereof between the Company or any Significant Subsidiary and any affiliate of the Company or any Significant Subsidiary, unless such transaction, or in the case of a course of related or similar transactions or continuing transactions, such course of transactions or continuing transactions is or are upon terms which are fair to the Company or any Significant Subsidiary and which are reasonably similar to, or more beneficial to the Company or any Significant Subsidiary than the terms deemed likely to occur in similar transactions with unrelated persons under the same circumstances.
          (d)     No Prepayment. This Note may not be prepaid in whole or in part.
          (e)     Maturity. If this Note is not converted at the option of the Holder in accordance with Section 6 hereof, the principal amount of this Note, together with accrued but unpaid interest, shall be due and payable on demand on February 1, 2008 (the “Maturity Date”).
          (f)     Conversion. All, or any portion of the principal amount of this Note, together with accrued but unpaid interest, may be converted into shares of Common Stock or shares of Series B Preferred Stock (the “Note Shares”) at the option of the Holder at any time on or prior to the Maturity Date, subject to the terms and conditions set forth in this Section 6. Upon conversion into Note Shares, the principal amount and accrued but unpaid interest on this Note that are applicable to the Note Shares that have been so converted shall be discharged.
                    (i)     Conversion Price. The number of Note Shares into which this Note may be converted shall be determined by dividing the aggregate amount of principal and accrued but unpaid interest outstanding on this Note on the Conversion Date (as defined below) by sixteen dollars ($16.00) (subject to adjustment under certain circumstances) (the “Conversion Price”).
                    (ii)     Method of Conversion. Before the Holder shall be entitled to receive Note Shares upon the conversion of this Note or any portion thereof, the Holder shall surrender this Note and deliver a Notice of Conversion (in the form attached hereto as Exhibit A) to the office of the Company or its designated agent. The Notice of Conversion shall state therein the amount of the Note being converted into Note Shares and the amount(s) in which the certificate(s) for Note Shares are to be issued. The time of conversion (the “Conversion Date”) shall be the close of business on the first business day following the date on which the Company receives the Notice of Conversion Interest on Notes converted ceases to accrue on and after the date of the Notice of Conversion.
                    (iii)     Issuance of Note Shares. The Company shall, as soon as practicable after surrender of this Note and receipt of the Notice of Conversion, but in no event more than

4th Senior Sub Convertible Note (Amended and Restated)

three (3) business days thereafter, issue and deliver to the Holder, a certificate(s) for the number of Note Shares to which the Holder shall be entitled as aforesaid.
                    (iv)     No Fractional Shares. No fractional Note Shares shall be issuable upon conversion of this Note or any portion thereof. If the conversion of this Note would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share and issued to the Holder.
                    (v)     Adjustment of Conversion Price; Merger.
                              (1)     If the Company at any time or from time to time while this Note is issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
                              (2)     If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(e)(i)), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Note Shares shall be convertible into, in lieu of the number of shares of Common Stock which the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Note Shares that would have been subject to receipt by the Holder upon payment of Note Shares on this Note immediately before that change.
                              (3)     In case of any consolidation or merger of the Company with any other corporation, limited liability company or any other entity (each such transaction, a “Merger”), the corporation formed by the Merger shall succeed to the covenants, stipulations, promises and the agreements contained in this Note. In the event of a Merger, the Company shall make appropriate provisions so that the Holder shall have the right thereafter to convert this Note into the kind and amount of securities receivable upon such Merger by a Holder of the number of securities into which this Note might have been converted immediately prior to a Merger. The above provisions shall similarly apply to successive Mergers.
                              (4)     Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 6(e), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

4th Senior Sub Convertible Note (Amended and Restated)

                    (vi)     Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note into Note Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Notes; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the Notes then, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation or charter documents.
                    (vii)     Issue Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of Note Shares; provided, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.
          (g)     Registration: Registration of Transfer and Exchange of this Note.
                    (i)     The Company shall keep or cause to be kept a note register (the “Note Register”) for the Notes in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and the registration of transfers of the Notes.
                    (ii)     Subject to the restrictions on transfer set forth herein, this Note may be exchanged, at the option of each Holder, for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of this Note to be exchanged at the offices of the Company or its designated agent (either, the “Registrar”).
                    (iii)     All Notes issued upon any registration of transfer or exchange of this Note shall be valid obligations of the Company, evidencing the same debt, and entitling the Holder to the same benefits under this Note.
                    (iv)     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.
                    (v)     No charge shall be made to a Holder for any registration of transfer or exchange of Notes.
                    (vi)     Prior to due presentment for registration of transfer of any Note, the Company may treat the person in whose name any Note is registered (as of the day of determination) as the Holder for the purpose of receiving payments of principal of and interest on such Note and for all other purposes, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.
          (h)     Other Provisions Relating to Rights of the Holder of this Note.
                    (i)     Rights of the Holder of this Note. This Note shall not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend,

4th Senior Sub Convertible Note (Amended and Restated)

meetings of shareholders or any other proceedings of the Company. This Section 8(a) shall not affect the rights of the Holder in its capacity as a shareholder of the Company upon conversion of this Note and issuance to the Holder of Note Shares pursuant to Section (6) hereof.
                    (ii)     Lost, Stolen, Mutilated or Destroyed Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence (which may consist of a signed affidavit of the Holder), of such loss, theft, or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.
          (i)     Securities Law Compliance: Registration Rights.
                    (i)     Restrictions on Transfer. The Holder and the Company understand that each of (i) the Holder’s right to convert this Note and (ii) the ability of the Company to issue the Note Shares and are subject to full compliance with the provisions of all applicable securities laws and the availability thereunder of an exemption from registration, and that the certificates evidencing the Note Shares, shall bear a legend substantially to the effect of the legend on the first page hereof.
                    (ii)     Compliance with Laws. The Holder agrees to comply with all applicable laws, rules and regulations of all federal and state securities regulators within the United States, including but not limited to, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and applicable state securities regulators with respect to disclosure, filings and any other requirements resulting in any way from the issuance of this Note.
                    (iii)     Registration of Note Shares Under Securities Act of 1933. The Company has agreed promptly to file a registration statement with the United States Securities and Exchange commission under the Securities Act of 1933, as amended (the “Securities Act”) for the sale of all the Common Stock underlying the Note under a Registration Rights Agreement entered into between the Company and the Holder as of August 1, 2005 (the Note and the Registration Rights Agreement are together referred to as the “Transaction Documents”).
          (j)     Holder Representations. The Holder hereby represents, warrants and covenants to the Company as of the date hereof:
                    (i)     Requisite Power and Authority. The Holder has all necessary power and authority to execute and deliver the Transaction Documents and to carry out their provisions. All actions on the Holder’s part required for the lawful execution and delivery of the Transaction Documents for which it has executed and delivered have been taken prior to the date hereof.
                    (ii)     Investment Representations. The Holder understands that the Note and the Note Shares have not been registered under the Securities Act. The Holder also understands that the Note is being offered and sold pursuant to an exemption from registration contained in regulations under the Securities Act based in part upon the Holder’s representations contained herein.

4th Senior Sub Convertible Note (Amended and Restated)

                              (1)     Acquisition for Own Account. The Holder is acquiring the Debenture to be acquired by the Holder for its own account, or the account of its designated assignee, for investment only, and not with a view towards distribution in violation of applicable securities laws.
                              (2)     Accredited Investor. Holder represents that it, and each of its partners (limited or general), is an “accredited investor” within the meaning of Rule 501(a) of Regulation D as promulgated under the Securities Act.
                              (3)     Financial Experience. The Holder and each of its partners (limited or general) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note or Note Shares to be acquired by the Holder and is able to bear the economic risk of loss of the entire investment.
                              (4)     Information. The Company has provided to Holder the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated in the Transaction Documents and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Note and Note Shares.
                              (5)     Transfer Restrictions. Holder agrees that if it decides to offer, sell or otherwise transfer the Note or Note Shares, it will not offer, sell or otherwise transfer the Security directly or indirectly, unless:
                                        (A)     the sale is made pursuant to registration under the Securities Act;
                                        (B)     the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “Blue Sky” laws; or
                                        (C)     the Security is sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company.
                              (6)     Due Diligence. The Holder has been solely responsible for its own “due diligence” investigation of the Company and its management, business and financial condition, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment; (ii) in taking any action or performing any role relative to the arranging of the proposed investment, the Holder has acted solely in its own interest; and (iii) neither the Holder nor any of its agents or employees has acted as an agent of the Company, or as an issuer, underwriter, broker, dealer or investment adviser relative to any security involved in this investment.
                              (7)     Tax Consequences. Holder understands and agrees that there may be material tax consequences to the Holder of an acquisition or disposition of the Note or Note Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Holder under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of the Note or Note Shares.

4th Senior Sub Convertible Note (Amended and Restated)

                              (8)     No General Solicitation. The Holder confirms that the Holder has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding the offering of the Note or Note Shares.
          (k)     Other Matters.
                    (i)     Binding Effect; Assignment. The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company.
                    (ii)     Further Actions. At any time and from time to time, the Company and the Holder agree, without further consideration, to take such actions and to execute and deliver such documents as the other may reasonably request to consummate the transactions contemplated in this Note.
                    (iii)     Modification: Waiver. This Note sets forth the entire understanding of the Company and the Holder with respect to the subject matter hereof and supersedes all existing agreements between them concerning such subject matter. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and Holders of at least fifty-one percent (51%) in principal amount of the Notes at the time outstanding; provided, however, that the consent of a Holder shall be required to modify the terms of this Note affecting the payment of principal amount of, or interest on, such Holder’s Note or the term of such Holder’s Note. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or hereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder. Any waiver must be in writing. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.
                    (iv)     Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt if to (i) the Company, to JED Oil Inc., Suite 2600, 500 – 4th Avenue S.W., Calgary, Alberta, Canada, T2P 2V6, and (ii) the Holder, to JED Funding, Ltd., 233 South Orange Grove Boulevard, Pasadena California 91105, or to such Holder at its last address as shown on the Note Register (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10(d)). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.
                    (v)     Severability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other

4th Senior Sub Convertible Note (Amended and Restated)

persons and circumstances. The rate of interest on this Note is subject to any limitations imposed by applicable usury laws.
                    (vi)     Headings. The headings in this Note are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Note.
                    (vii)     Governing Law. This Agreement shall be governed by and construed in all respects under the laws of the State of California, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of California, County of Los Angeles, as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of California and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum. The prevailing party in any such suit or action shall be paid all costs of suit including fees of counsel, filing fees and all other costs of bringing and pursuing the action.
                    (viii)     Due Authorization. The execution and delivery of this Note and the consummation of the transactions contemplated herein have been authorized by the Board of Directors of the Company and by any necessary vote or with the consent of the shareholders of the Company.
                    (ix)     Due Authorization. Each party hereto acknowledges that Aaron A. Grunfeld and Resch Polster Alpert & Berger LLP represent only the Holder in connection with the negotiation and preparation of the Transaction Documents, and the consummation of the transactions contemplated by this Agreement. The Holder and the Company acknowledge Aaron A. Grunfeld’s prior representation of the Company and consent to his representation of the Holder with respect to the Transaction Documents. The parties hereto also further acknowledge that Mr. Grunfeld is a limited partner of the Holder.
          IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by the undersigned thereunto duly authorized.

JED OIL INC.
By:
Reg J. Greenslade
Chairman

Attest:

David C. Ho
Chief Financial Officer

4th Senior Sub Convertible Note (Amended and Restated)

EXHIBIT A
NOTICE OF CONVERSION
     The undersigned being the holder of the attached Convertible Subordinated Note(s) (the "Note(s)”) due the Maturity Date (as defined in the Note) of JED Oil, Inc. (the “Company”), hereby exercises the option to convert the Note(s) into Note Shares (as defined in the Note(s)) in accordance with the terms of the Note(s).
Date of Conversion:
Principal amount held prior to conversion:
Amount to be converted (including accrued and unpaid interest) at the Conversion
Price (as defined in the Note):
Securities into which it converts [circle one]:
          Common Stock                    Series B Preferred Stock
Please confirm the following information:
Conversion Price:
No. of shares of Common Stock or Preferred Stock to be issued:
Number of shares of Common Stock beneficially owned or deemed beneficially owned immediately following conversion:
Please issue the Note Shares into which the Note is being converted in the following name and to the following address:
Issue to:
Full Address:

Facsimile Number:
By:
Title:
Dated:

4th Senior Sub Convertible Note (Amended and Restated)